UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-195058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2022, the Board of Trustees (the “Board”) of Apollo Debt Solutions BDC (the “Fund”) appointed Kristin Hester to serve as the Fund’s Chief Legal Officer and Corporate Secretary, effective August 1, 2022.

Prior to her appointment as Chief Legal Officer, Ms. Hester, 41, served as the Fund’s General Counsel and Assistant Secretary since 2021. Ms. Hester has served as Senior Counsel for Apollo Global Management, Inc. since 2015 and also serves as Chief Legal Officer for Apollo Investment Corporation, Apollo Senior Floating Rate Fund Inc., Apollo Tactical Income Fund Inc, Apollo Diversified Credit Fund, and Redding Ridge Asset Management. Prior to joining Apollo, Ms. Hester was associated with the law firms of Dechert LLP from 2009-2015 and Clifford Chance US LLP from 2006-2009. In each case she primarily advised U.S. registered investment companies, their investment advisers, and boards of directors on various matters under the Investment Company Act of 1940. Ms. Hester received her JD from Duke University School of Law and graduated cum laude from Bucknell University with a BS in Business Administration.

Joseph Glatt, who served as the Fund’s Chief Legal Officer and Secretary since 2021, was promoted to a new role as Partner in Apollo’s U.S. Financial Institutions Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer and Secretary

Date: August 2, 2022